5

Exhibit 99.1

KELLY SERVICES, INC.

2006 RESULTS OF OPERATIONS BY SEGMENT

(In thousands of dollars)

First Qtr.
Revenue from Services:
U.S. Commercial Staffing	$618,843
PTSA	298,513
International	442,733

Consolidated Total	$1,360,089

Gross Profit Rate:
U.S. Commercial Staffing	15.1%
PTSA	17.3
International	16.7
Consolidated Total	16.1%

Expense Rate:
U.S. Commercial Staffing	10.4%
PTSA	10.8
International	16.0
Consolidated Total	15.1%

Earnings from Operations:
U.S. Commercial Staffing	$29,535
PTSA	19,271
International	3,321
Corporate Expense	(38,690)

Consolidated Total	$13,437